UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2017

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2017, Sanchez Production Partners LP (the “Partnership”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with FBR Capital Markets & Co. (“FBR”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through FBR, as the Partnership’s sales agent or principal, common units representing limited partner interests in the Partnership (the “Units”) under the Partnership’s Registration Statement on Form S-3 (SEC File No. 333-202575). Sales of Units, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, including sales made directly on or through the NYSE MKT, the existing trading market for our common units sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such Agreement, which is filed as Exhibit 1.1 hereto. In addition, in connection with the execution of the Agreement, legal opinions of the Partnership’s counsel are attached hereto as Exhibits 5.1 and 8.1.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 1.02	Termination of a Material Definitive Agreement.

On April 6, 2017, the Partnership and MLV & Co. LLC mutually agreed to terminate that certain At Market Issuance Sales Agreement, dated as of April 17, 2015 (the “Old Agreement”). Under the Old Agreement, the Partnership sold 6,723 common units, representing gross proceeds of approximately $91,000 to the Partnership prior to termination.

A copy of the Old Agreement was filed as Exhibit 1.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2015 (the “Prior 8-K”). The description of the Old Agreement contained herein does not purport to be complete and is qualified by reference to such Old Agreement filed as Exhibit 1.1 to the Prior 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

1.1	At Market Issuance Sales Agreement, dated as of April 6, 2017, between Sanchez Production Partners LP and FBR Capital Markets & Co.

5.1	Legal Opinion of Andrews Kurth Kenyon LLP

8.1	Tax Opinion of Andrews Kurth Kenyon LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

	By:	Sanchez Production Partners GP LLC, its general partner

Date: April 6, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

1.1	At Market Issuance Sales Agreement, dated as of April 6, 2017, between Sanchez Production Partners LP and FBR Capital Markets & Co.

5.1	Legal Opinion of Andrews Kurth Kenyon LLP

8.1	Tax Opinion of Andrews Kurth Kenyon LLP